                                                                    EXHIBIT 12.1



SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS ($000'S)

                                                                                                                       9 Months
                                                                                                                         Ended
                                                 Year End.     Year End.     Year End.     Year End.     Year End.   September 30,
                                                   1995          1996          1997          1998          1999          2000
                                                 ---------     ---------     ---------     ---------     ---------   -------------
RATIO OF EARNINGS TO FIXED CHARGES:
Earnings:
Pretax (loss)                                    $   (895)     $ (1,039)     $ (6,162)     $(11,605)     $(25,990)     $(34,901)
Add:
  Interest expense                                     47            52            56           156           243         1,807
  Interest factor of rental expense (b)              --               9           124           191           200           158
  Minority interest in loss of subsidiary            --            --            --            --            --           1,091
                                                 --------      --------      --------      --------      --------      --------
      Total earnings                                 (848)         (978)       (5,982)      (11,258)      (25,547)      (31,845)
                                                 --------      --------      --------      --------      --------      --------

Fixed Charges:
  Interest expense                                     47            52            56           156           243         1,807
  Preference security dividends (a)                  --            --            --            --            --           1,585
  Interest factor of rental expense (b)              --               9           124           191           200           158
                                                 --------      --------      --------      --------      --------      --------
            Total fixed charges                        47            61           180           347           443         3,550
                                                 --------      --------      --------      --------      --------      --------


                                                 --------      --------      --------      --------      --------      --------
Deficiency of earnings to cover fixed charges        (895)       (1,039)       (6,162)      (11,605)      (25,990)      (35,395)
                                                 --------      --------      --------      --------      --------      --------

(a) COMPUTATION OF PREFERENCE SECURITY
  DIVIDENDS:
  Consolidated subsidiary preferred dividends        --            --            --            --            --             951
            Tax effect (1.0-.40)                     60.0%         60.0%         60.0%         60.0%         60.0%         60.0%
                                                 --------      --------      --------      --------      --------      --------
                        Total                        --            --            --            --            --           1,585
                                                 ========      ========      ========      ========      ========      ========

(b) COMPUTATION OF INTEREST FACTOR OF RENTAL
  EXPENSE:
            Operating rental expense (e)             --              27           372           572           601           473
            Interest factor                            33%           33%           33%           33%           33%           33%
                                                 --------      --------      --------      --------      --------      --------
                        Total                        --               9           124           191           200           158
                                                 ========      ========      ========      ========      ========      ========

SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS ($000'S)

                                                                                                                       9 Months
                                                                                                                         Ended
                                                 Year End.     Year End.     Year End.     Year End.     Year End.   September 30,
                                                   1995          1996          1997          1998          1999          2000
                                                 ---------     ---------     ---------     ---------     ---------   -------------
RATIO OF EARNINGS TO FIXED CHARGES AND
  PREFERRED STOCK DIVIDENDS

Earnings                                             (848)         (978)       (5,982)      (11,258)      (25,547)      (31,845)

Fixed Charges:
  Interest expense                                     47            52            56           156           243         1,807
  Preference security dividends (a)                  --            --            --            --            --           1,585
  Interest factor of rental expense (b)              --               9           124           191           200           158
  Preferred stock expense(C)                         --            --            --            --             227          --
                                                 --------      --------      --------      --------      --------      --------
            Total fixed charges & dividends            47            61           180           347           670         3,550
                                                 --------      --------      --------      --------      --------      --------
  Deficiency to cover fixed charges and
  preferred dividends                                (895)       (1,039)       (6,162)      (11,605)      (26,217)      (35,395)
                                                 --------      --------      --------      --------      --------      --------

(c) COMPUTATION OF PREFERRED STOCK EXPENSE:
            Preferred dividends                      --            --            --            --             136          --
            Tax effect (1.0-.40)                     60.0%         60.0%         60.0%         60.0%         60.0%         60.0%
                                                 --------      --------      --------      --------      --------      --------
                        Total                        --            --            --            --             227          --
                                                 ========      ========      ========      ========      ========      ========